Exhibit 99.1

2026 CANTOR EQUITY PARTNERS II, INC.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  206393 Cantor Equity Partners II Inc Proxy Card_Rev2 - Front PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy . Have your proxy card available when you access the above website . Follow the prompts to vote your shares . Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting . To attend the special meeting, visit : https : //www . cstproxy . com/cantorequitypartnersii/ 2026 MAIL – Mark, sign and dat e your proxy car d and retur n it in th e postage - paid envelope provided . Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on , 2026 . YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK  EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CANTOR EQUITY PARTNERS II, INC. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , in connection with the special meeting of stockholders (the “Stockholder Meeting”) of Cantor Equity Partners II, Inc . (“CEPT”) to be held at a . m . Eastern Time on , via a virtual meeting at https : //www . cstproxy . com/cantorequitypartnersii/ 2026 , and hereby appoints Brandon Lutnick and Jane Novak, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of CEPT registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of CEPT (the “Meeting”), and at any adjournments thereof, with all the powers the undersigned would have if personally present . Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus . THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS . PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY . THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF . THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU . (Continued and to be marked, dated and signed on the other side)

2026 Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders of Cantor Equity Partners II, Inc. to be held on , 2026 To view the 2026 Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/cantorequitypartnersii/2026 206393 Cantor Equity Partners II Inc Proxy Card_Rev2 - Back Proposal 4 – The Nasdaq Proposal – to approve a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635 , the issuance (i) by CEPT of up to 535 , 000 CEPT Class A Ordinary Shares issuable in repayment of that certain promissory note in the aggregate principal amount of up to $ 1 , 750 , 000 entered into by CEPT in favor of Cantor EP Holdings II, LLC (the “Sponsor”)on May 1 , 2025 and that certain promissory note in the aggregate principal amount of up to $ 3 , 600 , 000 entered into by CEPT in favor of the Sponsor on May 1 , 2025 , and (b) up to 22 , 500 , 000 CEPT Class A Ordinary Shares (the “ PIPE Shares ”) issuable to certain investors (the “ PIPE Investors ”) upon consummation of a private placement immediately prior to the CEPT Merger (the “ PIPE Investment ”), and (ii) by PubCo of (a) up to 155 , 214 , 043 shares of PubCo common stock in the Mergers (including up to 6,250,000 earnout shares), (b) up to additional shares of PubCo common stock that will , upon closing of the Business Combination, be reserved for issuance pursuant to PubCo ’ s incentive plan and pursuant to the exercise of the certain options to acquire Securitize common stock being assumed by PubCo in the Business Combination, and (c) up to 3 , 849 , 757 shares of PubCo common stock issuable upon the exercise of certain warrants held by J Digital 6 LLC, in each case, to the extent such issuances would require shareholder approval under Nasdaq Rule 5635 . Proposal 5 – The Adjournment Proposal – to approve a proposal to adjourn the Meeting to a later date or dates to be determined by the Chairman of the Meeting, i f i t is determined by CEPT that additional time is necessary or appropriate to complete the Business Combination or for any other reason. Proposal 1 – The Business Combination Proposal - to ratify, approve, adopt and confirm the Business Combination Agreement (as amended or restated from time to time, the “ Business Combination Agreement ”) dated as of October 27 , 2025 , by and among CEPT, Securitize, Inc . (“Securitize”), Securitize Holdings, Inc . (“PubCo”), Senna Merger Sub, Inc . (“ Company Merger Sub ”) and Pinecrest Merger Su b (“S P A C Merger Sub”), pursuant to which : (i) CEP T wil l merge with and into S P A C Merger Sub, with S P A C Merger Su b continuing as the surviving entity (the “ CEPT Merger ”) ; and (ii) at least two (2) hours after the CEP T Merger, Company Merger Su b wil l merge with and into Securitize, with Securitize continuing as the surviving company (the “ PubCo Merger ” and together with the S P A C Merger, the “ Mergers ”) . Al l of the transactions contemplated by the Business Combination Agreement and any ancillary documents contemplated therein are collectively referred to as the “Business Combination” . ● Proposal B : the Proposed Organizational Documents will require that the PubCo Board is elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors . There shall be no cumulative voting in the election of directors ; ● Proposal C : the Proposed Organizational Documents will provide that special meetings of the shareholders may be called only by the PubCo Board acting pursuant to a resolution adopted by a majority of the PubCo Board or by the Chair of the PubCo Board ; ● Proposal D: the Proposed Organizational Documents will provide that a majority of the PubCo Board shall constitute a quorum for the transaction of business at any meeting of the PubCo Board and, except as otherwise expressly required by la w or by the PubCo Charter, the act of a majority of the directors present at a meeting at which a quorum i s present shall be the act of the PubCo Board . When a meeting i s adjourned to another time or place (whether or not a quorum i s present), notice need not be given of the adjourned meeting i f the time and place thereof are announced at the meeting at which the adjournment i s taken . A t the adjourned meeting, the PubCo Board may transact any business which might have been transacted at the original meeting . If a quorum shall not be present at any meeting of the PubCo Board, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present . Signature Signature, if held jointly Date 2026. Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. Please mark your votes like this X CONTROL NUMBER PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN ● Proposal E : the Proposed Organizational Documents will provide that (a) PubCo must give written notice to shareholders entitled to vote at a meeting not less than ten (10) and not more than sixt y (60) days before the date of such meeting, with such notice complying with any other requirements set by Delaware Law or the Proposed Organizational Documents, and (b) at an annual meeting of the shareholders, shareholder proposals must be brought, among other things, (i) pursuant to PubCo ’ s notice of meeting (or any supplement thereto) ; (ii) by or at the direction of the PubCo Board or any committee thereof duly authorized ; (iii) as may be provided in the certificate of designations for any class or series of preferred stock or (iv) by any shareholder of PubCo who (A) i s a shareholder of record at the time of the giving of the notice, (B) i s entitled to vote at such meeting and (C) complies with the procedures set forth in the PubCo Bylaws . Additionally, for proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of PubCo and any such proposed business (other than the nominations of persons for election to the PubCo Board) must constitute a proper matter for stockholder action ; ● Proposal F: the Proposed Organizational FOR AGAINST ABSTAIN Documents will provide for an exclusive forum for any filing, adjudication and trial of any action as set forth in the PubCo Charter, of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) ; provided that unless the PubCo consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933 , or any rule or regulation promulgated thereunder, shall be the federal district courts of the United States . FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal 2 – The Merger Proposal – to approve and authorize (a) the CEPT Merger, with SPAC Merger Sub continuing as the surviving entity and the plan of merger to be entered into by SPAC Merger Sub and CEPT (the “ CEPT Plan of Merger ”), and (b) upon the effective date of the CEPT Merger, (i) the memorandum and articles of association of the surviving entity in the form annexed to the CEPT Plan of Merger be approved in all respects, and (ii) the authorized share capital of CEPT be amended from $ 55 , 500 divided into 500 , 000 , 000 Class A ordinary shares of a par value of $ 0 . 0001 each, 50 , 000 , 000 Class B ordinary shares of a par value of $ 0 . 0001 each and 5 , 000 , 000 preference shares of a par value of $ 0 . 0001 each to $ 50 , 000 divided to 5 , 000 , 000 ordinary shares of a nominal or par value of $ 0 . 01 each . Proposal 3 – The Organizational Documents Proposals – to consider and vote, on a non - binding advisory basis, upon separate proposals to approve the material differences between the CEPT Memorandum and Articles and the Form of Certificate of Incorporation of PubCo (the “ PubCo Charter ”) and the Amended and Restated Bylaws of PubCo (the “ PubCo Bylaws ” and together with the PubCo Charter, the “ Proposed Organizational Documents ”), specifically consisting of the following : ● Proposal A: the Proposed Organizational FOR AGAINST ABSTAIN Documents will provide for a classified board of directors of PubCo (the “ PubCo Board ”) with three classes, designated Class I, Class II and Class III, with each class being up for election on a rolling three - year basis, subject to an initial phase - in period ; FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN